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                                                                    Exhibit 23.9

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated February 19, 1999, with respect to the consolidated financial statements of R/N South Florida Cable Management Limited Partnership and Indiana Cable Associates, Ltd. included in Amendment No. 1 to the Registration Statement on Form S-4 and related Prospectus of Charter Communications Holdings, LLC and Charter Communications Holdings Capital Corporation for the registration of $1,943,000,000 Senior Notes and Senior Discount Notes.


                                               /s/ ERNST & YOUNG LLP


Denver, Colorado
July 30, 2001